Exhibit 99.1

NEWS RELEASE – for release Wednesday, 9 August 2017 at 5:15 am Central

Tellurian reports completion of Driftwood LNG FEED and Q2 financial results

HOUSTON, Texas – (Marketwired August 9, 2017) — Tellurian Inc. (Tellurian) (NASDAQ: TELL) continued to progress development of the Driftwood LNG terminal and Driftwood pipeline (together, the Driftwood Project) during the second quarter of 2017. Notably:

•	Bechtel completed the front-end engineering and design (FEED) study and submitted a lump sum turnkey (LSTK) engineering, procurement and construction (EPC) proposal for the Driftwood LNG terminal;

•	Tellurian launched commercial and marketing efforts at the Gastech 2017 conference in Tokyo, Japan; and

•	TELL was added to the Russell 2000 index.

Tellurian reported a net loss of approximately $33 million, or ($0.17) per share (basic and diluted), for the three months ended June 30, 2017.

President and CEO Meg Gentle said, “Completion of the FEED study is an important accomplishment in the development of the Driftwood Project. The FEED study is the culmination of a year’s work and a testament to the strength of the Bechtel, GE, Chart, and Tellurian engineering teams. The EPC proposal differentiates the Driftwood Project from other projects by enhancing cost certainty, which will support commercial and financing discussions. We anticipate executing a binding EPC agreement with Bechtel this autumn, and we intend to begin producing LNG in 2022.”

Estimated Driftwood Project timeline

LSTK EPC contract	Mid-2017

LNG sales and purchase agreements	1H 2018

FERC construction authorization	Mid-2018

Liquefaction project financial close	Mid-2018

Begin construction	Mid-2018

Begin operations	2022

Q2 2017 Results

Tellurian reported a net loss attributable to common stockholders of approximately $33 million for the three months ended June 30, 2017. The net loss includes (i) approximately $15 million of development expenses, primarily associated with the development of the Driftwood Project and related regulatory filings, and (ii) approximately $18 million of general and administrative expenses.

1201 Louisiana Street Suite 3100  |  Houston, TX 77002  |  TEL + 1 832 962 4000  |  www.tellurianinc.com

Total cash disbursements used in operating activities for the quarter were approximately $30 million, most of which was tied to Driftwood project development activity.

As of June 30, 2017, Tellurian had approximately $161 million of cash and cash equivalents.

About Tellurian Inc.

Tellurian was founded by Charif Souki and Martin Houston and is led by President and CEO Meg Gentle. Tellurian plans to build a natural gas business that includes development of the Driftwood LNG terminal, an ~ 26 mtpa LNG export facility, and an associated pipeline. Tellurian intends to create value for shareholders by developing low-cost natural gas-related infrastructure, profitably delivering natural gas to customers worldwide and pursuing value-enhancing, complementary business lines in the energy industry. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”.

For more information, please visit www.tellurianinc.com.

Follow us on Twitter at twitter.com/TellurianLNG

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the performance, timing, cost, construction, capacity, financing and permitting of Tellurian’s Driftwood Project and our entry into LNG sale and other contracts, including an EPC contract with Bechtel, and the timing and terms of those contracts. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include uncertainties about the development and performance of the Driftwood Project, other matters discussed in the “Risk Factors” section of Exhibit 99.1 to the Current Report on Form 8-K/A filed by Tellurian with the Securities and Exchange Commission (the “SEC”) on March 15, 2017, and other filings with the SEC, all of which are incorporated by reference herein. Contracts may not be entered into on expected terms, in the expected time frame or at all. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact:

MEDIA:

Joi Lecznar

SVP Public Affairs and Communication

Phone +1.832.962.4044

joi.lecznar@tellurianinc.com

INVESTORS:

Amit Marwaha

Director, Investor Relations

Phone +1.832.485.2004

amit.marwaha@tellurianinc.com

1201 Louisiana Street Suite 3100  |  Houston, TX 77002  |  TEL + 1 832 962 4000  |  www.tellurianinc.com